October 9, 2006	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS ANNOUNCES ACQUISITIONS FROM DUKE ENERGY FIELD SERVICES

•	$77 Million Acquisition of Wholesale Propane Logistics Business to Close in Fourth Quarter
•	$250 Million Acquisition Targeted for Second Quarter 2007

DENVER - DCP Midstream Partners, LP (NYSE: DPM; the Partnership) and Duke Energy Field Services (DEFS), the parent of the Partnership’s general partner, announced today the Partnership will acquire Gas Supply Resources (GSR) from DEFS for approximately $77 million in cash and partnership units. Additionally, DEFS announced it intends to contribute an additional $250 million of assets to the Partnership targeted for the second quarter of 2007.

GSR WHOLESALE PROPANE ACQUISITION

GSR is the largest wholesale propane logistics company in the northeastern U.S., with six owned rail terminals, one leased marine terminal, access to several open-access pipeline terminals and 475,000 barrels of storage capacity. GSR’s diverse propane supply portfolio, significant storage capabilities, and multiple terminal locations allow it, as a wholesaler, to provide reliable supplies during peak demand periods. These characteristics also make GSR a premier base load wholesale propane supplier in the northeastern U.S. and reduce its exposure to unfavorable weather patterns. The Partnership is also pleased to announce the expansion of GSR into the upper Midwest through the construction of a new wholesale propane pipeline terminal in Midland, Pa., expected to be completed during the fourth quarter of 2006.

“GSR’s assets and business model are an excellent fit for DCP Midstream Partners,” said Mike Bradley, president and CEO. “They support our objectives to acquire businesses with organic growth opportunities, diversify our asset portfolio, and provide stable and increasing cash distributions to our unitholders. While these assets will have some seasonality to earnings, the base load nature of the sales, along with our ability to tie the purchase and sales price of propane, allow us to mitigate commodity risk and generate fee-like earnings.”

The conflicts committee of the board of directors of the general partner of the Partnership recommended approval of the purchase and the terms of the transaction, on behalf of DCP Midstream Partners. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.

GSR EXPANSION PLANNED FOR FOURTH QUARTER 2006

“We are already evaluating several organic growth projects to expand GSR’s business in addition to the new Midland terminal we announced today, which is scheduled for start up in the fourth quarter,” said Bradley. “The market reception to the Midland terminal has exceeded our expectations. The terminal will provide better logistics for the propane community in this region, with good transportation access, and 2.3 million gallons of total storage capability.” The Midland terminal is located near Pittsburgh, Pa., and will receive propane off a third party pipeline.

The $77 million purchase price of GSR includes the cost of the Midland terminal. The acquisition is expected to add approximately $8.5 million to the Partnership’s 2007 EBITDA and will be immediately accretive to unitholders on a per-unit basis. DEFS will continue to operate the GSR assets on behalf of the Partnership after the transaction closes.

The GSR transaction is expected to close during the fourth quarter of 2006, subject to standard closing conditions. The purchase price is subject to standard closing adjustments. The Partnership intends to finance the transaction with its existing credit facility.

$250 MILLION ACQUISITION FROM DEFS

DEFS has committed to contribute an additional $250 million of assets to the Partnership targeted for the second quarter of 2007. The specific assets to be contributed have not been named. The assets to be contributed, along with the purchase price and other terms of any specific transaction between DEFS and the Partnership, are subject to the approval of the boards of directors of both DEFS and the general partner of the Partnership as well as the conflicts committee of the Partnership.

“We view DCP Midstream Partners as an integral growth vehicle for DEFS, and together with our parent companies Duke Energy and ConocoPhillips, we are supportive of its continued growth,” said Bill Easter, chairman, president and CEO of DEFS.

“We are very pleased to have such strong sponsorship from companies that are leaders in the energy industry. This sponsorship provides a unique opportunity for the Partnership and its parents to mutually benefit from transactions like the acquisition announced today as well as the planned $250 million of additional asset contributions from DEFS targeted for the second quarter of 2007. We are excited about the future and look forward to continuing to deliver growth to our unitholders,” said Jim Mogg, chairman of the board of the Partnership.

NON-GAAP FINANCIAL INFORMATION

This press release includes the non-generally accepted accounting principles (“non-GAAP”) financial measure of EBITDA. We define EBITDA as net income less interest income plus interest expense and depreciation and amortization expense. Non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations.

EBITDA is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, make cash distributions to our unitholders and general partner and finance maintenance capital expenditures. Our EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

EBITDA is also used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and
•	viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

Reconciliation of Non-GAAP Measures:

Estimated
($ in millions)	2007

Net Income	$3.0

Add:
Interest Expense	4.3
Depreciation and Amortization	1.2

EBITDA	$8.5

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, treats, compresses, processes, transports and markets natural gas and produces, transports and markets natural gas liquids. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by Duke Energy Field Services, a joint venture between Duke Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

Duke Energy Field Services (DEFS) is a leading midstream energy company that is one of the largest natural gas gatherers and processors in the U.S. and producers of natural gas liquids in the U.S.  The Denver-based company owns or operates 54 plants and 56,000 miles of pipeline. DEFS owns the general partner of DCP Midstream Partners, LP, a publicly traded master limited partnership. DEFS is an equally owned joint venture between Duke Energy and ConocoPhillips. More information is available on the Internet at http://www.defs.com.

This press release contains forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, changes in laws and regulations impacting the gathering and processing industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from what is expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.
###